Exhibit 32
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Old Line Bancshares, Inc. (the “Company”) each certifies to the best of his or her knowledge that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James W. Cornelsen
James W. Cornelsen President and Chief Executive Officer August 7, 2008

/s/ Christine M. Rush
Christine M. Rush Executive Vice President and Chief Financial Officer August 7, 2008
This certification is made solely for the purpose of 18 U.S.C. Section 1350, and is not being filed as part of the Form 10-Q or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.